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                                                                    Exhibit 99.1

                           News Release

(PAXAR LOGO)

       PAXAR CORPORATION                           For additional
       105 Corporate Park Drive                    information contact:
       White Plains, NY 10604                      BOB POWERS
       914.697.6800                                Vice President
                                                   Investor Relations
                                                   914.697.6862
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FOR IMMEDIATE RELEASE

                            PAXAR CORPORATION REPORTS
                           THIRD QUARTER 2003 RESULTS

WHITE PLAINS, NY, OCTOBER 29, 2003 - PAXAR CORPORATION (NYSE: PXR) today reported sales of $171 million, net income of $3.9 million and diluted earnings per share of $0.10 for the quarter ended September 30, 2003. In the third quarter of 2002, sales were $170 million, net income was $10.2 million and diluted earnings per share were $0.25. The 2003 quarter included restructuring and other charges totaling $4.1 million ($2.6 million net of income taxes or $0.07 per share) principally related to a non-cash charge for the write-off of certain software costs. In addition, the 2003 quarter was impacted by a $0.6 million charge ($0.4 million net of income taxes or $0.01 per share) due to the impact of recording Alkahn's inventories at fair value.

The Company indicated that sales in the third quarter of 2003 benefited from foreign exchange by $4.5 million and from the acquisition of Alkahn by $3.3 million as compared to 2002.

Arthur Hershaft, Chairman and Chief Executive Officer, said, "Our top line, which came in slightly below our guidance excluding sales generated by Alkahn, was impacted by weak economic conditions. Nevertheless, we were within our guidance for earnings per share exclusive of the restructuring and other charges taken in the quarter. We are benefiting from the impact of the cost containment efforts we began earlier this year, and we are planning a variety of new measures to increase productivity and reduce fixed costs."

Mr. Hershaft continued, "More specifically, we are evaluating additional opportunities to consolidate our businesses in North America and Western Europe.
It is our expectation that we will report restructuring charges associated with these activities over the next couple of quarters. Once completed, these initiatives are expected to generate $10 - $12 million in annual cost reductions by 2005. Most of these savings will occur in 2004

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PAXAR - Page 2


and will be in addition to the $9 - $10 million in SG&A savings previously targeted for 2004."

Mr. Hershaft added, "I am pleased to report that the integration of Alkahn is progressing ahead of plan. I am confident that this acquisition will provide an excellent return on investment for our shareholders. Also, we continue to experience double-digit growth rates in places such as China and Turkey, and our start-ups in Dubai, Morocco, Indonesia and Bangladesh are contributing to growth."

He concluded, "We anticipate fourth quarter 2003 earnings per share to be $0.22
- $0.25 before restructuring and other charges of approximately $8 million ($7.7 million net of income taxes or $0.19 per share) and a $0.9 million ($0.6 million net of income taxes or $0.02 per share) charge for fair valuing Alkahn's inventory. Sales are expected to be in the range of $178 - $183 million. For the year, we estimate sales of $695 - $700 million and earnings per share of $0.74 -
$0.77, excluding $0.40 per share for the effect of restructuring and other charges and $0.03 per share for fair valuing Alkahn's inventory."

Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.

Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project," "anticipate" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, as well as other factors set forth in Paxar's 2002 Form 10-K Annual Report.

                          FOR MORE INFORMATION ON PAXAR
                     CALL INVESTOR RELATIONS - 914.697.6862
                         OR VISIT OUR COMPANY'S WEB SITE
                                  WWW.PAXAR.COM

                         - FINANCIAL TABLES TO FOLLOW -
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PAXAR - PAGE 3

PAXAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                    Three Months Ended          Nine Months Ended
                                                       September 30,             September 30,
                                                  -------       -------       -------       -------
                                                    2003         2002          2003           2002
                                                  -------       -------       -------       -------
                                                        (Unaudited)                (Unaudited)
Sales                                             $ 170.7       $ 170.1       $ 517.3       $ 495.9
Cost of sales                                       106.0         105.8         321.5         303.1
                                                  -------       -------       -------       -------
    Gross profit                                     64.7          64.3         195.8         192.8
Selling, general and administrative expenses         52.6          48.9         160.6         144.9
Restructuring and other charges                       4.1            --          10.8            --
                                                  -------       -------       -------       -------
    Operating income                                  8.0          15.4          24.4          47.9
Interest expense, net                                 2.9           3.1           8.4           8.5
                                                  -------       -------       -------       -------
    Income before taxes                               5.1          12.3          16.0          39.4
Taxes on income                                       1.2           2.1           3.7           8.6
                                                  -------       -------       -------       -------
    Net income                                    $   3.9       $  10.2       $  12.3       $  30.8
                                                  =======       =======       =======       =======

Basic earnings per share                          $  0.10       $  0.26       $  0.32       $  0.78
Diluted earnings per share                        $  0.10       $  0.25       $  0.31       $  0.76
                                                  =======       =======       =======       =======
Weighted average shares outstanding:
   Basic                                             39.0          39.5          39.0          39.5
   Diluted                                           39.5          40.3          39.5          40.4
                                                  =======       =======       =======       =======

Ratios
  Gross margin                                       37.9%         37.8%         37.9%         38.9%
  SG&A to sales                                      30.8%         28.7%         31.0%         29.2%
  Operating margin                                    4.7%          9.1%          4.7%          9.7%
  Net margin                                          2.3%          6.0%          2.4%          6.2%
                                                  =======       =======       =======       =======
Effective tax rate                                   23.0%         17.1%         23.0%         21.8%
                                                  =======       =======       =======       =======
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PAXAR - PAGE 4
PAXAR CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

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
                                                 September 30,            December 31,
                                                     2003                    2002
                                                 -------------            ------------
                                                 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                           $ 62.1                  $ 49.6
Accounts receivable                                  120.8                   106.8
Inventories                                           99.8                    83.8
Deferred income taxes                                 10.9                    10.5
Other current assets                                  20.6                    14.3
                                                    ------                  ------
     Total current assets                            314.2                   265.0
                                                    ------                  ------
Property, plant and equipment, net                   165.2                   154.9
Goodwill and other intangibles, net                  209.3                   197.7
Other assets                                          22.1                    22.0
                                                    ------                  ------
                                                    $710.8                  $639.6
                                                    ======                  ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                        $  4.4                  $  2.1
Current maturities of long-term debt                   0.1                     0.1
Accounts payable and accrued liabilities             100.8                    94.5
Accrued taxes on income                               15.0                    13.9
                                                    ------                  ------
     Total current liabilities                       120.3                   110.6
                                                    ------                  ------
Long-term debt                                       198.2                   164.5
Deferred income taxes                                 12.8                    12.1
Other liabilities                                     15.5                    14.8
Shareholders' equity                                 364.0                   337.6
                                                    ------                  ------
                                                    $710.8                  $639.6
                                                    ======                  ======
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